Exhibit 99.1

Press Contact:

Liz DeCastro

Iridium Communications Inc.

+ 1 (301) 571-6257

liz.decastro@iridium.com

IRIDIUM REPORTS THIRD QUARTER 2009 RESULTS

•	16.1% Growth in Total Subscribers and 23% Growth in Commercial Services Revenue Over Prior Year Quarter

•	Net Income of $15.0 million (includes transaction expenses of $10.5 million)

•	Operational EBITDA[1] Up 28.4% from Prior Year Quarter to $38.4 million

•	Full Year 2009 Operational EBITDA Guidance $126 - 130 million

BETHESDA, Md. – November 12, 2009 – Iridium Communications Inc. (NASDAQ: IRDM) (the “Company”) today reported financial results for its operational predecessor, Iridium Holdings LLC (“Iridium”), for the period from July 1, 2009 through September 29, 2009 (the “third quarter period”). These results do not reflect the financial results of Iridium Communications Inc. On September 29, 2009, GHL Acquisition Corp. completed its acquisition of Iridium and changed its name from GHL Acquisition Corp. to Iridium Communications Inc. The Company is now traded on the NASDAQ Global Market.

Iridium Operating Highlights

The following financial results for the third quarter period demonstrate Iridium’s operating strength despite the global economic downturn.

•	Operational EBITDA increased 28.4% to $38.4 million in the third quarter period from $29.9 million in the third quarter of 2008.

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Net income decreased 11.2% to $15.0 million in the third quarter period from $16.9 million in the third quarter of 2008 which, in part, reflected acquisition-related expenses of $10.5 million and $1.8 million, respectively. Excluding these expenses, net income would have increased $6.8 million or 36%.

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•	Subscribers were up 16.1% to approximately 359,000 at the close of the third quarter period from approximately 309,000 at the close of the third quarter of 2008.

•	Commercial service revenue increased 23.0% to $43.9 million in the third quarter period compared to $35.7 million during the third quarter of 2008.

•	Government service revenue increased 2.1% to $19.4 million in the third quarter period compared to $19.0 million in the third quarter of 2008.

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Subscriber equipment revenue for the third quarter period declined 37.0% to $21.1 million compared to $33.5 million in the third quarter of 2008. The Company believes that this is due, in large part, to the downturn in the global economy, which disproportionately impacted equipment sales.

•	Overall revenue decreased 4.3% to $84.4 million in the third quarter period from $88.2 million in the third quarter of 2008.

“Iridium grew its subscriber base and generated strong recurring revenue in the third quarter, despite a weak global economy,” said Matt Desch, CEO of the Company. “Our results should allow us to deliver $126 – 130 million in Operational EBITDA for the full year – a growth rate of 13% to 17% in a difficult economy. Our operating results clearly demonstrate the unique value of our global service offerings and the resilience of our business model. Growth in commercial service revenue reflects strong, recurring demand by our growing subscriber base. While equipment revenue remains an important and profitable part of our business, it has been adversely affected by recent economic weakness. With the completion of the acquisition, we’ve achieved a significant milestone towards providing the resources to support the continued growth of the Company. Our full focus now is on growing and serving our subscriber base, growing our revenue stream, and finalizing our plans to develop and launch our next generation constellation, Iridium NEXT.”

Corporate Highlights

“As a result of completing our transaction, we have an excellent platform from which to embark on financing, building and launching Iridium NEXT,” said Eric Morrison, CFO of the Company. “At the end of the third quarter period, our strong operating results, combined with our balance sheet and our liquidity, put the Company in an enviable position.”

Progress continues on the design of Iridium NEXT, with initial satellite launches planned for 2014. The Company expects to fund a majority of Iridium NEXT costs from internally generated cash flows, revenues from secondary payloads and warrant proceeds. The Company recently announced that it has engaged Goldman, Sachs & Co. as its lead global advisor for the additional funding of Iridium NEXT. The Company expects to announce the selection of its prime contractor for Iridium NEXT in the coming months.

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Iridium also recently announced that it is now doing business in Mexico through its subsidiary Iridium Comunicaciones de Mexico SAPI de CV.

“Mexico represents a significant opportunity for Iridium’s expansion, given the country’s extensive, open land masses with minimal telecommunications infrastructure, expansive coast lines, growing remote industries, border monitoring issues and the need for effective response tools in natural disasters,” Desch said. “Our global coverage brings a unique and important communications service to the vibrant Mexican market and enables contiguous, cross-border service to our NAFTA region customers.”

Finally, the Company recently strengthened its Board of Directors by adding Brigadier General Peter M. Dawkins, U.S. Army (Ret.), founder and principal of ShiningStar Capital LLC.

Commercial Highlights

In Iridium’s machine-to-machine (M2M) business sector, subscribers continued to show the strongest area of growth for the Company, with a 45.2% increase in the third quarter period from the third quarter of 2008. Iridium experienced 48.3% growth in short burst data (SBD) service revenue during the third quarter period over the same quarter in the prior year.

“Iridium’s broad array of data communications applications continues to deliver value and cost-savings to a wide variety of industries,” said Greg Ewert, executive vice president, global distribution channels, Iridium. “We expect international regulatory initiatives to continue to fuel growth for Iridium M2M services, as well. Regulations related to air traffic safety, maritime vessel tracking, homeland security and personal locator communications increase the requirements for organizations to outfit assets with services such as those Iridium offers.”

For example, related to regulations regarding personal locator communications, Iridium recently formed and launched the ProTECTS (Promotion of Two-way Emergency Communication and Tracking Systems) Alliance, inviting other mobile satellite services (MSS) companies and the emergency response community to work together to foster the adoption of portable, two-way satellite-based location, tracking and messaging technologies. Eleven Iridium service providers plan to offer two-way SBD solutions for personal locating, tracking and messaging through Iridium satellites.

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“While one-way emergency beacons can provide a valuable aid to life-saving services, they can have a high incidence of false alerts triggered by accidental activations, which result in costly emergency response efforts. This is becoming an international regulatory issue,” Ewert said. “Iridium is leading an industry effort to establish standards for two-way satellite data links. Soldiers in the field, disaster relief workers, pipeline inspectors in remote oil fields, helicopter pilots fighting forest fires, scientific expeditions in the Antarctic and sailors on the high seas all rely on satellite location technology as a critical safety lifeline. Their needs are driving the demand for interactive bi-directional data links to help ensure that legitimate distress messages are heard and that help reaches them.”

Government Highlights

Iridium service revenue from its contracts with the U.S. Department of Defense (DoD) grew 2.1% for the third quarter period compared to the third quarter of 2008.

“The DoD continues to pursue and develop enhanced applications that rely on the truly global nature of the Iridium service,” said Lt. Gen. John Campbell (USAF-Ret.), executive vice president, government programs, Iridium. “And we have the right set of partners in place to build and deliver them.”

The U.S. Navy recently awarded Iridium service partner ITT Corp.’s NexGen Communications a $9.7 million firm-fixed-price contract to supply 1,450 distributed tactical communications systems radio only (DTCS-RO) devices. DTCS is an extension of “Netted Iridium” – a push-to-talk communications capability that enables over-the-horizon, on-the-move, beyond line-of-sight netted voice and data communications over the Iridium network for the tactical warfighter.

In the third quarter, Iridium announced, in conjunction with Boeing, achievement of two major milestones to further develop and demonstrate capability enhancements to the High Integrity Global Positioning System program (also known as iGPS) for the U.S. Naval Research Laboratory.

Other recent announcements demonstrating growth in DoD research and development around Iridium-based communications solutions include the U.S. Navy’s deployment of autonomous underwater vehicles to provide Iridium-based, over-the-horizon, rapid environmental assessment to support mine-hunting operations, as well as the U.S. Department of Homeland Security’s use of an Iridium-based tracking and monitoring solution to improve vehicle fleet efficiency for its Office of Detention and Removal (DRO).

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1Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles, or GAAP, Iridium discloses Operational EBITDA, which is a non-GAAP financial measure, as a supplemental measure to help investors evaluate its fundamental operational performance. Operational EBITDA represents earnings before interest; income taxes; depreciation and amortization; Iridium NEXT revenue and expenses; expenses associated with the transaction with GHL Acquisition Corp.; and stock-based compensation expenses. In future periods, Operational EBITDA will also exclude the impact of purchase accounting adjustments and the change in the fair value of the warrants. Operational EBITDA does not represent and should not be considered an alternative to GAAP measurements, such as net income, and Iridium’s calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of Operational EBITDA to net income (loss), its most comparable GAAP financial measure, is also included below. By eliminating interest, taxes, depreciation and amortization, transaction expenses, stock-based compensation expenses, Iridium NEXT revenue and expenses, purchase accounting adjustments and the fair value of the warrants, the Company believes the result is a useful measure across time in evaluating the Company’s fundamental core operating performance. Management also uses Operational EBITDA to manage the Company’s business, including in preparing its annual operating budget, financial projections and compensation plans. The Company believes that Operational EBITDA is also useful to investors because similar measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, Operational EBITDA does not include interest expense on borrowed money or depreciation expense on its capital assets or the payment of income taxes, which are necessary elements of the company’s operations. It also excludes expenses in connection with the development, deployment and financing of Iridium NEXT. Because Operational EBITDA does not account for these and other expenses, its utility as a measure of the Company’s operating performance has material limitations. Because of these limitations, the Company’s management does not view Operational EBITDA in isolation and also uses other measurements, such as net income, revenues and operating profit, to measure operating performance.

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Conference Call Information

Iridium Communications Inc. will host a conference call for analysts, investors and other interested parties on November 12, 2009 at 8:30 a.m. Eastern Standard Time (EST) to review financial results for the third quarter. To participate, please call the toll-free number, 1-888-312-9852 (U.S. callers only) or, from outside the U.S., 1-719-325-2166. For those unable to participate in the live call, a replay of the call will be available for seven days toll free at 1-888-203-1112 (U.S. callers only), or at 1-719-457-0820 (callers outside the U.S.). The passcode for the replay is 6619884. To help ensure the conference begins in a timely manner, please dial in five minutes prior to the scheduled start time.

Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding expected Operating EBITDA for 2009, revenue growth, Iridium NEXT, our Mexican expansion, and expected growth in demand for SBD services, and DoD research and development. Other forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding levels of demand for MSS, expected Operational EBITDA, growth in subscribers and revenue, the development and availability of financing for Iridium NEXT and our ability to maintain the health, capacity and content of our satellite constellation, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the company’s Form 10-Q for the quarter ended September 30, 2009, expected to be filed with the Securities and Exchange Commission on November 16, 2009. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

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Iridium’s forward-looking statements speak only as of the date of this press release and Iridium undertakes no obligation to update forward-looking statements.

About Iridium Communications Inc.

Iridium Communications Inc. (www.iridium.com) is the only mobile satellite service (MSS) company offering coverage over the entire globe. The Iridium constellation of low-earth orbiting (LEO) cross-linked satellites provides critical voice and data services for areas not served by terrestrial communication networks. Iridium serves commercial markets through a worldwide network of distributors, and provides services to the U.S. Department of Defense and other U.S. and international government agencies. The Company’s customers represent a broad spectrum of industry, including maritime, aeronautical, government/defense, public safety, utilities, oil/gas, mining, forestry, heavy equipment and transportation. Iridium has launched a major development program for its next-generation satellite constellation, Iridium NEXT. The company is headquartered in Bethesda, MD., U.S.A. and trades on the NASDAQ Global Market under the ticker symbols IRDM (common stock), IRDMW ($7.00 warrants), IRDMZ ($11.50 warrants) and IRDMU (units).

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Iridium Holdings LLC

Statement of Operations Data:	Period From July 1, 2009 through September 29, 2009	Three Months Ended September 30, 2008
Total revenue	$84,457	$88,213
Total operating expenses	(66,102)	(66,513)

Operating profit	$18,355	$21,700
Total other income / expense	(3,389)	(4,762)

Net income	$14,966	$16,938

Non-GAAP Reconciliation:	Period From July 1, 2009 through September 29, 2009	Three Months Ended September 30, 2008
Net income	$14,966	$16,938
Interest expense	3,610	4,566
Interest income	(172)	(299)
Depreciation and amortization	3,601	3,098
Stock-based compensation expenses	4,419	897
Non-recurring transaction expenses	10,506	1,820
Iridium NEXT expenses	1,526	2,904

Operational EBITDA	$38,456	$29,924

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